UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 11, 2008

Williams-Sonoma, Inc.
(Exact name of registrant as specified in its charter)

California	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California 94109
(Address of principal executive offices)

Registrant’s telephone number, including area code	(415) 421-7900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 11, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Williams-Sonoma, Inc. (the “Company”) established performance goals for fiscal year 2008 under the Company’s 2001 Incentive Bonus Plan based upon achievement of certain earnings per share objectives. The maximum potential bonus payable to the Company’s named executive officers may not exceed three times base salary. Both the minimum and maximum potential payments for the Company’s named executive officers are as follows:

Named Executive Officer	Minimum	Maximum

Laura J. Alber	$0	$2,400,000

Patrick J. Connolly	$0	$1,710,000

David M. DeMattei	$0	$2,025,000

W. Howard Lester	$0	$2,925,000

Sharon L. McCollam	$0	$2,175,000

Dean Miller	$0	$1,380,000

The actual bonuses payable for fiscal year 2008 (if any) will vary depending on the extent to which actual performance meets, exceeds, or falls short of the goals approved by the Committee. In addition, the Committee retains discretion to decrease (but not increase) the bonus that otherwise would be payable based on actual performance. Historically, the Company has not paid the maximum amounts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: March 17, 2008	By:	/s/ Sharon L. McCollam
Sharon L. McCollam
Executive Vice President,
Chief Operating and Chief Financial Officer

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